   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                         NORTH FORK BANCORPORATION, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                               36-3154608
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                    275 BROADHOLLOW ROAD
                     MELVILLE, NEW YORK                    11747
          (Address of Principal Executive Offices)       (Zip Code)

             NORTH FORK BANCORPORATION, INC. KEY EMPLOYEE STOCK PLAN
                            (Full title of the Plan)

                                 JOHN ADAM KANAS
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         NORTH FORK BANCORPORATION, INC.
                              275 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                     (Name and address of agent for service)

                                 (631) 844-1004
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                             THOMAS B. KINSOCK, ESQ.
                          STINSON, MAG & FIZZELL, P.C.
                       100 SOUTH FOURTH STREET, SUITE 700
                            ST. LOUIS, MISSOURI 63102

 ===============================================================================

                         CALCULATION OF REGISTRATION FEE

                                                                                                          Amount of
 Title of securities       Amount to             Proposed maximum              Proposed maximum         registration
  to be registered     be registered (1)   offering price per share (2)  aggregate offering price (2)      fee (3)
  ----------------     -----------------   ----------------------------  ----------------------------      -------
Common Stock                253,000                   $26.16                      $6,618,480              $1,654.62
  $0.01 par value
  per share

(1) Represents maximum number of additional shares available for issuance under the plan. The Registrant previously filed with the Commission on May 4, 1994, a Registration Statement on Form S-8 (Reg. No. 33-53467), and on June 7, 1996, a Registration Statement on Form S-8 (Reg. No. 333-05513), relating to securities offered under the plan.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange on September 17, 2001.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: 0.025% of $6,618,480, the Proposed Maximum Aggregate Offering Price of the shares registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  The Registrant previously filed with the Securities and Exchange Commission (the "Commission") on May 4, 1994 and June 7, 1996, Registration Statements on Form S-8 (Registration Nos. 33-53467 and 333-05513, respectively) relating to securities offered under the North Fork Bancorporation, Inc. Key Employee Stock Plan. The contents of such previously filed Registration Statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b)      All other reports filed by the Registrant pursuant to
                           Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                  (c) The description of the Registrant's common stock which is contained in the Registration Statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.           EXHIBITS

                  The following additional exhibits are filed as part of this Registration Statement or incorporated by reference herein.

Exhibit           Description
-------           -----------
4                 North Fork Bancorporation, Inc. Key Employee Stock Plan, as
                  amended.

5                 Opinion of Stinson, Mag & Fizzell, P.C.

23.1              Consent of KPMG LLP, Independent Certified Public Accountants.

23.2              Consent of Stinson, Mag & Fizzell, P.C. (included in Exhibit
                  5.1).

24 Power of Attorney (included on signature page of the Registration Statement).

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York, on August 28, 2001.

                                             NORTH FORK BANCORPORATION, INC.


                                             By:      /s/  John Adam Kanas
                                                      --------------------------
                                                      John Adam Kanas
                                                      Chairman, President and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of North Fork Bancorporation, Inc. hereby severally and individually constitute and appoint John Adam Kanas and Daniel M. Healy and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                     TITLE                                       DATE
----                                     -----                                       ----
/s/  John Adam Kanas                     President, Chief Executive Officer and      August 28, 2001
------------------------------------     Chairman of the Board (Principal
John Adam Kanas                          Executive Officer)


/s/  Daniel M. Healy                     Executive Vice President, Chief Financial   August 28, 2001
------------------------------------     Officer and Director (Principal Financial
Daniel M. Healy                          and Accounting Officer)


/s/  John Bohlsen                        Director                                    August 28, 2001
------------------------------------
John Bohlsen

/s/  Irvin L. Cherashore                 Director                                    August 28, 2001
------------------------------------
Irvin L. Cherashore

/s/  Allan C. Dickerson                  Director                                    August 28, 2001
------------------------------------
Allan C. Dickerson

/s/  Lloyd A. Gerard                     Director                                    August 28, 2001
------------------------------------
Lloyd A. Gerard

/s/  Raymond A. Nielsen                  Director                                    August 28, 2001
------------------------------------
Raymond A. Nielsen

/s/  James F. Reeve                      Director                                    August 28, 2001
------------------------------------
James F. Reeve

/s/  George H. Rowsom                    Director                                    August 28, 2001
------------------------------------
George H. Rowsom

/s/  Dr. Kurt R. Schmeller               Director                                    August 28, 2001
------------------------------------
Dr. Kurt R. Schmeller


/s/  Raymond W. Terry, Jr.               Director                                    August 28, 2001
------------------------------------
Raymond W. Terry, Jr.

                                    FORM S-8
                         NORTH FORK BANCORPORATION, INC.

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------
4                 North Fork Bancorporation, Inc. Key Employee Stock Plan, as
                  amended.

5                 Opinion of Stinson, Mag & Fizzell, P.C.

23.1              Consent of KPMG LLP, Independent Certified Public Accountants.

23.2              Consent of Stinson, Mag & Fizzell, P.C. (included in Exhibit
                  5.1).

24 Power of Attorney (included on signature page of the Registration Statement).